EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned, Alfred T. Mockett, Chairman and Chief Executive Officer of American Management Systems, Incorporated (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (the “Report”). The undersigned hereby certifies that:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 26, 2004	/s/ Alfred T. Mockett

Name: Alfred T. Mockett
Title: Chairman and Chief Executive Officer